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                                                                    EXHIBIT 5.1

                            WHITE & MCDERMOTT, P.C.
                          65 William Street, Suite 209
                              Wellesley, MA 02181


                               February 28, 1997


Novavax, Inc.
8320 Guilford Road
Columbia, MD  21046

Gentlemen:

         We have assisted with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of (i) 1,200,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Novavax, Inc. (the "Company") held by a certain stockholder of the Company and (ii) 1,200,000 shares (the "Warrant Shares") which may be acquired upon the exercise of warrants (the "Warrants").

         We have examined the most recent Amendment to the Certificate of Incorporation and the Restated Certificate of Incorporation, the By-laws of the Company and all amendments thereto and have examined and relied on originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.

         Based upon and subject to the foregoing, we are of the opinion that
(i) the Shares have been duly and validly authorized and issued and are fully paid and non-assessable and (ii) the Warrant Shares have been duly authorized and, upon exercise of the Warrants and payment for the Warrant Shares in accordance with the terms of the Warrants, and the issuance of the Warrant Shares by the Company thereunder, the Warrant Shares will be fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             White & McDermott, P.C.



                                             By:  /s/ David A. White
                                                -----------------------
                                                      David A. White